                                                                    EXHIBIT 10.1


                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made this ____ day of _________, 2000, between OraSure Technologies, Inc., a Delaware corporation (the "Company"), and
_________________________ ("Indemnitee").

     WHEREAS, it is important to the Company to attract and retain as directors and officers the most capable persons available; and

     WHEREAS, the Bylaws of the Company (the "Bylaws") provide for the indemnification of the directors, officers, employees and agents of the Company as authorized by Delaware General Corporation Law Section 145 (the "State Statute"); and

     WHEREAS, such Bylaws and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers; and

     WHEREAS, in accordance with the authorization provided by the State Statute and the Bylaws, the Company may purchase a policy or policies of Directors and Officers Liability Insurance ("D&O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for the Company; and

     WHEREAS, recent developments with respect to the terms and availability of D&O Insurance and with respect to the application, amendment and enforcement of statutory and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby; and

     WHEREAS, in order to resolve such questions and thereby induce Indemnitee to agree to serve or continue to serve as a director and/or officer of the Company, the Company has determined and agreed to enter into this contract with Indemnitee;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's agreeing to serve or continuing to serve as a director and/or officer of the Company, the parties hereto agree as follows:

     1. Indemnity. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent permitted by law:

          (a) Against any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, whether prior to or subsequent to the date of this Agreement; and

          (b) Against any and all expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in serving or preparing to serve as a witness or other participant in any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, if Indemnitee is such a witness or participant by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other entity or enterprise.

     2. Specific Limitations on Indemnity. Indemnitee shall not be entitled to indemnification under this Agreement:

          (a) In respect to remuneration paid to or advantage gained by Indemnitee if it shall be determined by a final judgment or other final adjudication that Indemnitee was not legally entitled to such remuneration or advantage;

          (b) On account of Indemnitee's conduct which is determined by a final judgment or other final adjudication to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

          (c) Prior to a Change in Control (as defined in Section 4(e)), in respect of any action, suit or proceeding initiated by Indemnitee against the Company or any director or officer of the Company (unless the Company has joined in or consented to the initiation of such action, suit or proceeding), except (i) as set forth in Section 12(b) hereof, (ii) in respect of any counterclaims made against Indemnitee in any such action, suit or proceeding, and (iii) to the extent Indemnitee seeks contribution or apportionment of an award or settlement against Indemnitee and against the Company and/or any other director or officer of the Company;

          (d) On account of any matter determined by a final judgment or other final adjudication to be a violation by Indemnitee of the provisions of
     Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), or the rules and regulations promulgated thereunder, as amended from time to time; or

          (e) With respect to any matter if it shall be determined by a final judgment or other final adjudication that such indemnification is not lawful.

     3. Advance of Expenses and Payment of Indemnification. Upon the written request of Indemnitee, expenses that are subject to indemnification under this Agreement shall be advanced by the Company within five (5) business days of receipt of such request. Subject to Section 4(a), indemnification shall be made under this Agreement no later than sixty (60) days after receipt by the Company of the written request of Indemnitee, which written request shall identify the judgments, fines, penalties and amounts paid in settlement that are subject to indemnification under this Agreement and for which indemnification is requested. Written request shall be deemed received three days after the date postmarked if sent by prepaid mail properly addressed to the Company at the address set forth in Section 11 hereof.

     4.  Determination of Indemnification.

     (a) Notwithstanding any other provision of this Agreement (i) the obligations of the Company under Section 1 shall be subject to the condition that the Reviewing Party (as defined in Section 4(f)) shall have determined (in a written opinion, in any case in which the Independent Legal Counsel (as defined in Section 4(g)) is involved) that Indemnitee would be permitted to be indemnified under this Agreement, (ii) the obligation of the Company to make an expense advance pursuant to Section 3 shall be subject to the condition that, if, when and to the extent that it is finally determined that Indemnitee would not be permitted to be indemnified for such expenses under this Agreement, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to reimburse the Company) for all such amounts theretofore paid, and
(iii) the obligation of the Company to make an expense advance pursuant to
Section 3 shall be made without regard to Indemnitee's ability to repay the amount advanced and without regard to Indemnitee's ultimate entitlement to indemnification under this Agreement or otherwise. Indemnitee's obligation to reimburse the Company for expense advances shall be unsecured and no interest shall be charged thereon.

     (b) The Reviewing Party shall be selected by the Board of Directors, provided, however, that if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) the Reviewing Party shall be the Independent Legal Counsel. If there has been no determination by the Reviewing Party within the sixty (60) day period referred to in Section 3, the Reviewing Party shall be deemed to have made a determination that it is permissible to indemnify Indemnitee under this Agreement.

     (c) The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not unreasonably be withheld) and such Independent Legal Counsel shall determine whether the director or officer is entitled to indemnification for expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) under this Agreement or any other agreement or the Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to indemnification. Such Independent Legal Counsel shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee will be permitted to be indemnified for expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith). The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

     (d) If a determination denying Indemnitee's claim is made by a Reviewing Party (other than Independent Legal Counsel), notice of such determination shall disclose with particularity the reasons for such determination. If a determination denying Indemnitee's claim is made by Independent Legal Counsel, the notice shall include a copy of the related legal opinion of such counsel.

     (e) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding Voting Securities (as defined in Section 4(h)), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 85% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

     (f) "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Board of Directors of the Company or any other person or body appointed by the Board who is not a party to the particular action, suit or proceeding with respect to which Indemnitee is seeking indemnification, or Independent Legal Counsel.

     (g) "Independent Legal Counsel" shall mean an attorney, selected in accordance with the provisions of Section 4(c), who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

     (h) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

     5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection therewith) incurred by Indemnitee, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on merits or otherwise in defense of any or all actions, suits or proceedings relating in whole or in part to an event subject to indemnification hereunder or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against expenses incurred in connection with such action, suit, proceeding, issue or matter, as the case may be.

     6. Non-exclusivity. The rights of Indemnitee under this Agreement shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Bylaws, any other agreement of the Company, the Delaware General Corporation Law ("DGCL"), D&O Insurance or otherwise. To the extent that any change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and the Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall by this Agreement be entitled to the greater benefits so afforded by such change.

     7. Liability Insurance. To the extent the Company maintains D&O Insurance, the Company shall maintain coverage for Indemnitee under such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided under such policy or policies in effect for any other director or officer of the Company.

     8. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder or to the extent that Indemnitee is entitled to be indemnified directly by any insurance company under the individual directors' and officers' liability provisions of any D&O Insurance maintained by the Company.

     9. No Presumption. For purposes of this Agreement, the termination of any claim, actions, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     10. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee, agent or fiduciary of the Company, or is serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other entity or enterprise, and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

     11.  Notification of Proceedings; Consent to Settlements; Defense.

     (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. Notice shall be in writing and shall be addressed as follows:

                         OraSure Technologies, Inc.
                         8505 S.W. Creekside Place
                         Beaverton, OR 97008
                         Attention: President

     Such notice shall be deemed received if sent by prepaid mail properly addressed. Indemnitee and the Company shall cooperate fully with each other in the defense of any such action, suit or proceeding and each shall provide the other with such information as the other may reasonably require. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without its prior written consent (which consent shall not unreasonably be withheld).

     (b) The Company shall be entitled to participate in the action, suit or proceeding at its own expense.

     (c) Except as otherwise provided below, the Company may, at its option, assume the defense of such action, suit or proceeding with legal counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of an action, suit or proceeding, the Company will not be liable to Indemnitee for expenses incurred by Indemnitee in connection with such action, suit or proceeding under this Agreement, including Section 3 hereof, other than Indemnitee's reasonable costs of investigation or participation in such action, suit or proceeding (including, without limitation, travel expenses) and except as provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in any such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of such action, suit or proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, suit or proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, suit or proceeding, in each of which cases the fees and expenses of Indemnitee's counsel shall be advanced by the Company as provided in Section 3 hereof. The Company shall not be entitled to assume the defense of any such action, suit or proceeding brought by or on behalf of the Company.

     (d) If two or more persons, including Indemnitee, may be entitled to indemnification from the Company as parties to any action, suit or proceeding, the Company may require Indemnitee to use the same legal counsel as the other parties. Indemnitee shall have the right to use separate legal counsel in such action, suit or proceeding, but the Company shall not be liable to Indemnitee under this Agreement, including Section 3 hereof, for the fees and expenses of separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel.

     (e) Indemnitee shall permit the Company to settle any action, suit or proceeding that the Company assumes the defense of, except that the Company shall not, without Indemnitee's written consent, settle any action, suit or proceeding unless such settlement includes a provision whereby the parties to the settlement unconditionally release Indemnitee from all liabilities, damages, fines, penalties, costs and expenses in respect of claims by reason of the settlement or release of the parties in such action, suit or proceeding.

     12.  Enforcement.

     (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to agree to serve or to continue to serve as a director and/or officer of the Company and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or continuing to serve in such capacity.

     (b) The right to indemnification provided by this Agreement shall be enforceable by Indemnitee in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper. Indemnitee shall have the right to commence litigation in any such court challenging any determination by the Reviewing Party or any aspect thereof, or the legal or factual bases therefor. The Company shall reimburse Indemnitee for any and all reasonable expenses (including attorneys' fees) incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee to enforce rights or to collect moneys due under this Agreement, the Certificate of Incorporation or the Bylaws of the Company or any other agreement with the Company nor or hereafter in effect relating to indemnification, or any D&O Insurance purchased and maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance coverage, as the case may be, unless the court determines that the claim or action is frivolous or that assertions made therein were made with no reasonable basis.

     (c) In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

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

     14.  Governing Law; Binding Effect; Amendment and Termination.

     (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     (b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns (including any transferee of all or substantially all of the assets of the Company and any successor by merger or operation of law), and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns. The Company shall require and cause any successor to all or substantially all of its assets, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

     (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, and no such waiver shall constitute a continuing waiver.

     15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     16. Change in Other Rights. The Company will not adopt any amendment to the Certificate of Incorporation or Bylaws of the Company the effect of which would be to deny, diminish or encumber Indemnitee's rights to indemnification, advancement of expenses, exculpation or maintenance of the D & O Insurance hereunder, under such other documents or under applicable law, as applied to any act or failure to act occurring in whole or in part prior to the date upon which any such amendment was approved by the Board of Directors or the stockholders, as the case may be. Notwithstanding the foregoing, if the Company adopts any amendment to the Certificate of Incorporation or Bylaws the effect of which is to so deny, diminish or encumber such rights, such amendment will apply only to acts or failures to act occurring entirely after the effective date thereof.

     17. Savings Clause. If this Agreement or any provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee as to any expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any action, suit or proceeding to the fullest extent permitted by any applicable provision of this Agreement that has not been invalidated and to the fullest extent permitted by Delaware law.

     18. Deposit of Funds in Trust. In the event that the Company decides to voluntarily dissolve or to file a voluntary petition for relief under applicable bankruptcy, moratorium or similar laws, then not later than ten (10) days prior to such dissolution or filing, the Company shall deposit in trust for the exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Company's obligations to Indemnitee hereunder. Any amount in such trust not required for such purpose shall be returned to the Company.

     19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              ORASURE TECHNOLOGIES, INC.

                              By:
                                  ----------------------------
                                  President


                              --------------------------------
                              [NAME]

          LIST OF PARTIES WHO WILL EXECUTE INDEMNIFICATION AGREEMENTS


            Name                                              STC Pre-Merger Title
            ----                                              --------------------
Michael J. Caruso                               Director

Jeffrey P. Libson                               Director

Harold R. Werner                                Director

                                                              Orasure Technologies
            Name                                                Pre-Merger Title
            ----                                                ----------------
Andrew S. Goldstein                             Director, Vice President of Product
                                                Support and Development and Secretary

Robert Ngungu                                   Vice President of Regulatory Affairs and
                                                Quality Assurance

W. Charles Armstrong                            Director

Margaret H. Jordan                              Director

Michael J. Paxton                               Director

G. Patrick Sheaffer                             Director

Robert J. Zollars                               Director


                                                              OraSure Technologies
            Name                                                Post-Merger Title
            ----                                                -----------------
Robert D. Thompson                              Director and Chief Executive Officer

Michael J. Gausling                             Director, President and Chief Operating Officer

R. Sam Niedbala, Ph.D.                          Executive Vice President and Chief Science
                                                Officer

J. Richard George, Ph.D.                        Senior Vice President of Research and
                                                Development, Infectious Disease

Charles E. Bergeron                             Vice President and Chief Financial Officer

William D. Block                                Senior Vice President of Sales

William Hinchey                                 Vice President of Marketing

Michael G. Bolton                               Director

William W. Crouse                               Director

Frank G. Hausmann                               Director

Roger L. Pringle                                Director

Joint Director Designee                         Director

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